EXHIBIT INDEX
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1.   Management Agreement with Midwest Group Financial
     Services, Inc. for the Tax-Free Money Fund, the Tax-
     Free Intermediate Term Fund, the Ohio Insured Tax-Free
     Fund, the Ohio Tax-Free Money Fund and the California
     Tax-Free Money Fund

2.   Management Agreement with Midwest Group Financial
     Services, Inc. for the Royal Palm Florida Tax-Free
     Money Fund

3.   Form of Underwriter's Dealer Agreement

4.   Accounting and Pricing Services Agreement with MGF
     Service Corp.

5.   Consent of Independent Public Accountants

6.   Form of Administration Agreement with Respect to the
     Administration of Shareholder Accounts

7.   Financial Data Schedule for Tax-Free Money Fund

8.   Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class A shares

9.   Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class C shares

10.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     - Class A shares

11.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     - Class C shares

12.  Financial Data Schedule for Ohio Tax-Free Money Fund

13.  Financial Data Schedule for California Tax-Free Money
     Fund

14.  Financial Data Schedule for Royal Palm Florida Tax-Free
     Money Fund